                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report (and to all references to our Firm) included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-99724, 33-50244, 33-93198, 333-11913, 333-30179, 333-57319, 333-76973, 333-92719,
333-51116, 333-44506, 333-40942.



/s/ Arthur Andersen LLP

Boston, Massachusetts
March 13, 2002